                                                                   EXHIBIT 25.1


                         SECURITIES ACT OF 1933 FILE NO. _________
                         (IF APPLICATION TO DETERMINE ELIGIBILITY OF TRUSTEE
                         FOR DELAYED OFFERING  PURSUANT TO  SECTION 305 (b) (2))

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                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                              ----------------------
                                    FORM T-1

           STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                   OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

           CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                   PURSUANT TO SECTION 305(b)(2)_________________

                               --------------------

                             THE CHASE MANHATTAN BANK
                              (NATIONAL ASSOCIATION)
               (Exact name of trustee as specified in its charter)

                                   13-2633612
                     (I.R.S. Employer Identification Number)

                  1 CHASE MANHATTAN PLAZA, NEW YORK, NEW YORK
                   (Address of  principal executive offices)

                                     10081
                                   (Zip Code)

                               -------------------

                          NORTHROP GRUMMAN CORPORATION
               (Exact  name of obligor as specified in its charter)

                                   DELAWARE
         (State or other jurisdiction of incorporation  or organization)

                                  95-1055798
                     (I.R.S. Employer Identification No.)

                            1840 CENTURY PARK EAST
                            LOS ANGELES, CALIFORNIA
                   (Address of principal  executive offices)

                                    90067
                                 (Zip Code)

                        -------------------------------

                              DEBT SECURITIES
                      (Title of the indenture securities)

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ITEM 1.  GENERAL INFORMATION.

           Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

                 Comptroller of the Currency, Washington, D.C.

                 Board of Governors of The Federal Reserve System, Washington,
                 D. C.

     (b)   Whether it is authorized to exercise  corporate trust powers.

                 Yes.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

           If the obligor is an affiliate of the trustee, describe each such affiliation.

           The Trustee is not the obligor, nor is the Trustee directly or indirectly controlling, controlled by, or under common control with the obligor.

           (See Note on Page 2.)

ITEM 16.  LIST OF EXHIBITS.

     List  below all exhibits filed as a part of this statement of eligibility.
     *1. -- A copy of the articles of association of the trustee as now in effect . (See Exhibit T-1 (Item 12), Registration No. 33-55626.)
     *2. -- Copies of the respective authorizations of The Chase Manhattan Bank (National Association) and The Chase Bank of New York (National Association) to commence business and a copy of approval of merger of said corporations, all of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437.)
     *3. -- Copies of authorizations of The Chase Manhattan Bank (National Association) to exercise corporate trust powers, both of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437.)
     *4. -- A copy of the existing by-laws of the trustee. (See Exhibit T-1 (Item 16) (25.1), Registration No. 33-60809.)
     *5. -- A copy of each indenture referred to in Item 4, if the obligor is in default. (Not applicable.)
     *6. --   The consents of United States institutional trustees required by
              Section 321(b) of the Act. (See Exhibit T-1, (Item 12), Registration No. 22-19019.)
      7. -- A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


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     *The Exhibits thus designated are incorporated  herein by reference.
Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                            ------------------------


                                       1.

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                                      NOTE

     Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base a responsive answer to Item 2 the answer to said Item is based on incomplete information.

     Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Chase Manhattan Bank (National Association), a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and the State of New York, on the 15h day of April, 1996.







                              THE CHASE MANHATTAN BANK
                                   (NATIONAL ASSOCIATION)






                                    By:   RONALD J. HALLERAN
                                       -------------------------------
                                          Ronald J. Halleran
                                                 Second Vice President


                                             2.

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                                    EXHIBIT 7

REPORT OF CONDITION
Consolidating domestic and foreign subsidiaries of the

                         THE CHASE MANHATTAN BANK, N.A.
of New York in the State of New York, at the close of business on December 31, 1995, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.

          CHARTER NUMBER 2370 COMPTROLLER OF THE CURRENCY NORTHEASTERN DISTRICT STATEMENT OF RESOURCES AND LIABILITIES

                                     ASSETS

                                                                                                         THOUSANDS
                                                                                                         OF DOLLARS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin
                                                                                                        $ 5,574,000
Interest-bearing balances                                                                                 5,950,000
Held to maturity securities                                                                                       0
Available-for-sale securities                                                                             6,731,000
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
    Federal funds sold                                                                                    2,488,000
    Securities purchased under agreements to resell                                                          35,000
Loans and lease financing receivable:
    Loans and leases, net of unearned income                             $ 57,786,000

    LESS: Allowance for loan and lease losses
                                                                            1,114,000
    LESS:  Allocated transfer risk reserve
                                                                                    0
                                                                          -----------
    Loans and leases, net of unearned income, allowance, and reserve                                     56,672,000
Assets held in trading accounts                                                                          12,994,000
Premises and fixed assets (including capitalized leases)                                                  1,723,000
Other real estate owned                                                                                     364,000
Investments in unconsolidated subsidiaries and associated companies                                          28,000
Customers' liability to this bank on acceptances outstanding                                                944,000
Intangible assets                                                                                         1,343,000
Other assets                                                                                              5,506,000
                                                                                                          ---------
TOTAL ASSETS                                                                                           $100,352,000
                                                                                                       ------------
                                                                                                       ------------
                                   LIABILITIES
Deposits:
    In domestic offices                                                                               $  32,483,000
      Noninterest-bearing                                               $  13,704,000

    Interest-bearing                                                       18,799,000
                                                                        -------------
    In foreign offices, Edge and Agreement subsidiaries, and IBFs                                        37,639,000
      Noninterest-bearing                                              $    3,555,000

    Interest-bearing                                                       34,084,000
                                                                       --------------
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
    Federal funds purchased                                                                               1,572,000
    Securities sold under agreements to repurchase                                                          211,000
Demand notes issued to the U.S. Treasury                                                                     25,000
Trading liabilities                                                                                       9,146,000
Other borrowed money:
    With original maturity of one year or less                                                            2,562,000
    With original maturity of more than one year                                                            379,000
Mortgage indebtedness and obligations under capitalized leases                                               40,000
Bank's liability on acceptances executed and outstanding                                                    949,000
    Subordinated notes and debentures                                                                     1,960,000

Other liabilities                                                                                         5,411,000

TOTAL LIABILITIES                                                                                        92,377,000

Limited-life preferred stock and related surplus                                                                  0


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

                                                                                                     EQUITY CAPITAL
Perpetual preferred stock and related surplus                                                                     0

Common stock                                                                                                921,000

Surplus                                                                                                   5,285,000

Undivided profits and capital reserves                                                                    1,751,000

Net unrealized holding gains (losses) on
    available-for-sale securities                                                                             7,000

Cumulative foreign currency translation adjustments                                                          11,000

TOTAL EQUITY CAPITAL                                                                                      7,975,000

TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK,
    AND EQUITY CAPITAL                                                                                $ 100,352,000

I, Lester J. Stephens, Jr., Senior Vice President and Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief. (Signed) Lester J. Stephens, Jr.

We the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

(Signed) Thomas G. Labrecque
(Signed) Donald Trautlein          Directors
(Signed) Richard J. Boyle